UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, at the annual meeting of stockholders (the “Annual Meeting”) of iSpecimen Inc. (the “Company”), the Company’s stockholders approved the iSpecimen Inc. Second Amended and Restated 2021 Stock Incentive Plan (the “Second A&R 2021 Plan”) to (i) set the maximum number of shares of the Company’s common stock that may be awarded to participants under the 2021 Plan as incentive stock options at 608,000 shares of common stock, (ii) revise the language relating to annual increases in the number of shares reserved for issuances of awards under the 2021 Plan so that it more clearly reflects the intent of such adjustment and (iii) make certain other non-material changes to the 2021 Plan.

The Second A&R 2021 Plan previously had been approved, subject to stockholder approval, by the Board of Directors of the Company. The Second A&R 2021 Plan became effective immediately upon stockholder approval at the Annual Meeting.

More detailed summaries of the material features of the Second A&R 2021 Plan are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 14, 2022 (the “Proxy Statement”). Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the Second A&R 2021 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the Company’s 8,818,016 shares of common stock issued and outstanding and eligible to vote as of the record date of April 1, 2022, a quorum of 5,538,986 shares, or approximately 63% of the eligible shares were present or represented by proxy. Each of the matters set forth below is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022. The following actions were taken at the Annual Meeting:

Proposal No. 1: Correction of A Defective Corporate Act

The first proposal was the correction of a defective corporate act, pursuant to §204 of the Delaware General Corporation Law, relating to the Company’s failure to obtain stockholder approval for adoption of its Second Amended and Restated Bylaws creating a classified board of directors divided into three classes of directors. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,221,006	434,408	2,991	1,880,581

Proposal No. 1 was approved.

Proposal No. 2: Election of Two Class I Directors (If Proposal No. 1 Is Approved by The Stockholders)

The second proposal was the election of two (2) Class I directors each to serve for a three-year term that expires at the 2025 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
Andrew L. Ross	3,239,501	418,904	1,880,581
Steven Gullans	3,209,312	449,093	1,880,581

Because Proposal No. 1 was approved, the results for Proposal No. 2 were applicable. Each nominee was elected.

Proposal No. 3: Election of Seven Directors (If Proposal No. 1 Is Not Approved by The Stockholders)

The third proposal was the election of seven (7) directors to serve for a one-year term that expires at the 2023 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
Christopher Ianelli	3,367,912	290,493	1,880,581
Jill Mullan	3,377,266	281,139	1,880,581
Andrew L. Ross	3,374,274	284,131	1,880,581
George “Bud” Scholl	3,456,717	201,688	1,880,581
Steven Gullans	3,363,067	295,338	1,880,581
John L. Brooks III	3,383,078	275,327	1,880,581
Margaret H. Lawrence	3,398,296	260,109	1,880,581

Because Proposal No. 1 was approved, the results for Proposal No. 3 were not applicable.

Proposal No. 4: Approval of Amendments to The Amended and Restated 2021 Stock Incentive Plan

The fourth proposal was the approval of amendments to the Company’s Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) to (i) set the maximum number of shares of the Company’s common stock that may be awarded to participants under the 2021 Plan as incentive stock options at 608,000 shares of common stock, (ii) revise the language relating to annual increases in the number of shares reserved for issuances of awards under the 2021 Plan so that it more clearly reflects the intent of such adjustment and (iii) make certain other non-material changes to the 2021 Plan. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,476,976	134,284	47,145	1,880,581

Proposal No. 4 was approved.

Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The fifth proposal was the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
5,464,279	37,651	37,056

Proposal No. 5 was approved.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	iSpecimen Inc. Second Amended and Restated 2021 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2022

iSPECIMEN INC.

By:	/s/ Christopher Ianelli
Name: Christopher Ianelli
Title: Chief Executive Officer and President